UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

TICC CAPITAL CORP.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

****YOUR VOTE IS IMPORTANT ****

Dear TICC Capital Corp. Shareholder:

The Annual Meeting of TICC Capital Corp. (the “Company” or “we”), which was held on June 26, 2014, has been adjourned to 10:00 a.m., Eastern Time, on July 17, 2014 to provide more time for the solicitation and submission of votes on the election of directors. You may recall that the Annual Meeting was initially scheduled for June 11, 2014, but it had to be postponed until June 26, 2014 due to a lack of quorum to properly convene the Annual Meeting.

This adjournment and solicitation of additional votes is a costly process for the Company, so it is important that you vote your shares by executing your proxy.
To the extent that we have to continue to solicit the votes of shareholders who have not voted their shares, the Company will continue to incur additional costs.

We are soliciting additional votes for the election of each of Charles M. Royce and Steven P. Novak as a director of the Company. Under our corporate by-laws, however, we need to obtain a majority of ALL outstanding shares to elect a director…so your vote is critically important.

Your broker is NOT permitted to vote your shares with respect to this matter, unless you provide specific voting instructions. Your shares will NOT be represented unless you either sign and return the enclosed voting form,

or vote by telephone or over the Internet.

Enclosed you will find an additional proxy card/voting instruction form for your convenience. We strongly encourage you to submit your enclosed voting form and exercise your right to vote, or vote by telephone or over the Internet.

As a shareholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to save the Company further expense and to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” the election of the named nominees for director.

Thank you for your investment in TICC Capital Corp. and for voting your shares.

**** PLEASE VOTE TODAY****

If you have questions or need help voting your shares, please call our proxy solicitation firm, Georgeson Inc., at (866) 482-5136.

Sincerely,

Jonathan H. Cohen

Chief Executive Officer